EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and/or officers of The E.W. Scripps Company (the “Company”) do hereby duly constitute and appoint, and by these presents do make, constitute and appoint, Richard A. Boehne, William Appleton and Julie P. McGehee, and each of them, the undersigned’s true and lawful agents and attorneys in fact, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, with full power of substitution and re-substitution, (a) to sign and file with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended: (i) a Registration Statement on Form S-8 with respect to the registration of an additional 1,000,000 of the Company’s Common Shares, $.01 par value per share, for issuance under The E.W. Scripps Company 2010 Long-Term Incentive Plan, (ii) any and all amendments, including post-effective amendments and exhibits to such Registration Statement, and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, and (b) to do and perform any and all acts and deeds whatsoever that may be necessary or required in connection with the foregoing, and (2) hereby ratifies and approves any and all actions that may be taken pursuant hereto by any of the above named agents and attorneys in fact or their substitutes.

IN WITNESS WHEREOF, I have set my hand and seal this 6th day of November, 2015.

/s/ Richard A. Boehne Richard A. Boehne	/s/ Anne M. La Dow* Anne M. La Dow
/s/ Timothy M. Wesolowski Timothy M. Wesolowski	/s/ Roger L. Ogden* Roger L. Ogden
/s/ Douglas F. Lyons Douglas F. Lyons	/s/ Mary McCabe Peirce* Mary McCabe Peirce
/s/ Charles L. Barmonde* Charles L. Barmonde	/s/ J. Marvin Quin* J. Marvin Quin
/s/ Kelly P. Conlin* Kelly P. Conlin	/s/ Kim Williams* Kim Williams
/s/ John W. Hayden* John W. Hayden